Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

LiqTech International

Sune Mathiesen, CEO

+45 5197 0908, sma@liqtech.com

LIQTECH INTERNATIONAL ANNOUNCES CHANGE IN BOARD OF DIRECTORS

BALLERUP, Denmark, July 5th, 2018 – LiqTech International, Inc. (NYSE AMERICAN: LIQT) (“LiqTech”) announces the appointment of Mark E. Vernon as Chairman of the Board of Directors, effective today, succeeding Aldo Petersen who is retiring from the Board. Mr. Petersen has served as Chairman since August 2011.

Mr. Vernon joined the Company’s Board of Directors in May 2013 and has been serving as the Chairman of the Compensation, Nominating and Governance Committees, as well as a member of the Audit Committee. The Board is confident that Mr. Vernon possesses the skills and experience to lead the Company’s continued progression and development. Mr. Vernon’s career has spanned nearly 40 years as a corporate officer, executive director and non-executive director in the flow management and process control industries. He has broad expertise in global markets, operational management and business development.

Mr. Vernon is also currently serving as the Senior Independent Director of Senior plc (London Stock Exchange Symbol: SNR), a British aerospace and industrial engineering business.

Mr. Vernon retired from Spirax-Sarco Engineering plc, headquartered in Cheltenham, England, in January 2014, where he served as Chief Executive Officer and as a member of the Board of Directors since August 2007. Prior to joining Spirax-Sarco in 2003, Mr. Vernon held various senior executive roles in Flowserve Corp, Durco International and Valtek International. He was also a founding partner and Managing Principal of NightWatch Capital.

Commenting on Mr. Vernon’s appointment as Chairman, CEO Mr. Mathiesen said,

“I would like to thank Aldo for his contributions to the company and his steady guidance in supporting the transition of the business from a component supplier to an integrated systems supplier. I look forward to working with Mark to profitably grow the Company’s important filtration business and to strengthen our market position as the leading global supplier of silicon-carbide membranes and systems.”

The Company has begun a search for a new independent director to replace Mr. Petersen.

ABOUT LIQTECH INTERNATIONAL, INC.

LiqTech International, Inc., a Nevada corporation, is a clean technology company that for more than a decade has developed and provided state-of-the-art technologies for gas and liquid purification using ceramic silicon carbide filters, particularly highly specialized filters for the control of soot exhaust particles from diesel engines and for liquid filtration. Using nanotechnology, LiqTech develops products using proprietary silicon carbide technology. LiqTech's products are based on unique silicon carbide membranes which facilitate new applications and improve existing technologies. In particular, LiqTech Systems A/S, the Company's subsidiary, has developed a new standard of water filtration technology to meet the ever increasing demand for higher water quality. By incorporating LiqTech's SiC liquid membrane technology with its longstanding systems design experience and capabilities it offers solutions to the most difficult water pollution problem.

For more information, please visit www.liqtech.com
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Forward-Looking Statements

This press release contains "forward-looking statements." Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.